Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form 10-KSB/A of Neutron Enterprises, Inc. of our report dated March 27, 2003, on our audit of the financial statements of Neutron Enterprises, Inc., as of December 31, 2002, and for the period then ended.

                                                                /s/ Bateman & Co. Inc. P.C.

BATEMAN & CO., INC., P.C..

Houston, Texas

May 8, 2003

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World